UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 23, 2005
JAFRA WORLDWIDE HOLDINGS (LUX) S.àR.L
(Exact Name of Registrant as Specified in its Charter)

Luxembourg	333-106666	98-0399297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
382-386 Route de Longwy
L-2212 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)
(352) 226027
(Registrant’s telephone number, including area code)

Item 4.01.	Changes in Registrant’s Certifying Accountant.
     Jafra Worldwide Holdings (Lux) S.àr.l. (the “Company”) is filing this Form 8-K/A to amend the Current Report on Form 8-K that was inadvertently filed by the Company on August 23, 2005.
     On August 23, 2005, Jafra Worldwide Holdings (Lux) S.àr.l. (the “Company”) mistakenly filed an announcement on Form 8-K that they had engaged independent accountants as of August 16, 2005. Although the Company is in advanced discussions relating to retention of a major accounting firm, the Company has not engaged independent accountants and will promptly file a further amendment on Form 8-K/A when they have done so.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 2, 2005

JAFRA WORLDWIDE HOLDINGS (LUX) S.ÀR.L.
By:	/s/ Gary Eshleman
Gary Eshleman
Chief Financial Officer